UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

Federal Home Loan Bank of New York
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, Floor 5, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 441-6616

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Each month the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the “Report”) to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of March 2011 issued on March 31, 2011 appears below.
March 31, 2011

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President
At the Bank
FHLBNY Files Form 10-K: A Solid and Consistent 2010
I am pleased to report that the Federal Home Loan Bank of New York filed its 2010 Form 10-K with the Securities and Exchange Commission on March 25, 2011. The Home Loan Bank followed our record results for 2009 with a solid and consistent performance throughout 2010. In the face of a prolonged difficult operating environment, we have continued to provide a fair dividend — distributing more than $250 million in dividends to our member-lenders in 2010; build retained earnings — which grew to more than $700 million at year-end; and remain a reliable funding source for our members, providing the liquidity our local member-lenders need to support families and businesses in their communities.
The Home Loan Bank’s 2010 Form 10-K is available at the “EDGAR” portion of the SEC’s website at www.sec.gov/edgar.shtml.
In February 2011, Advance Demand Averaged $74 Billion (at par)
In the month of February, our members’ demand for that reliable funding not surprisingly decreased. As the economy slowly recovers, our members continue to experience essentially flat loan demand as well as growth in their deposit bases. As a result, average advances contracted $1.8 billion during February. However, contraction is not always bad. The ability to safely expand and contract advances levels to meet member lending needs throughout various business cycles is a hallmark of the Home Loan Banks, reflecting our ability to help member institutions of all sizes use a variety of funding sources to provide financial services to their customers. And whether Systemwide advances expand to $1 trillion, as they did at the height of the credit crisis in 2008, or contract to $500 billion, the key is that advances remain available when our members need them. This is how the System was designed to work.

Federal Home Loan Bank System’s 2010 Results
And the Federal Home Loan Bank System continues to work. At the Systemwide level, the Office of Finance issued its preliminary unaudited 2010 combined operating highlights for the Home Loan Banks on February 23. As you will see from the chart included below, the 2010 income for the System was slightly more than $2 billion, and advances were at $479 billion. I am proud to note that the New York Bank was the fourth-largest income earner at $276 million and held the third-largest level of advances at $81.2 billion.
FHLBanks Office of Finance
Balance Sheet and Income Statement Highlights
(dollar amounts in millions)

	Net Income		Advances
Combined	$2,081	*	$478,589
Atlanta	$278		$89,258
Boston	$107		$28,035
Chicago	$366		$18,901
Cincinnati	$164		$30,181
Dallas	$105		$25,456
Des Moines	$133		$29,253
Indianapolis	$111		$18,275
New York	$276		$81,200
Pittsburgh	$8		$29,708
San Francisco	$399		$95,599
Seattle	$21		$13,355
Topeka	$34		$19,368
* - Please note that the sum of the individual Home Loan Banks’ net incomes does not equal the combined total due to elimination of interbank transactions.
Key Home Loan Bank Personnel Changes
What we accomplish at the Federal Home Loan Bank of New York, we do with our people. Our continued strength is a reflection of the hard work of the entire team at the Home Loan Bank, with all of us working together to ensure that we continue to be a reliable source of funding for you, our members, and the communities you serve.
I would like to take the time to report on recent personnel changes at the Bank. As announced in December, Senior Vice President Peter Leung has been named the Bank’s Head of Asset Liability Management (“ALM”), taking over for Craig Reynolds, who has retired. John Edelen, who had served as the Bank’s director of ALM Risk Strategy and Development, now has the role of Chief Risk Officer and Senior Vice President. Peter and John took on their new roles effective January 1, 2011.

Peter joined the New York Home Loan Bank in 2004, but he has been involved with the Federal Home Loan Bank System since 1986. Peter received his B.A. in Chemistry from SUNY Buffalo, and his MBA from the City University of Seattle, Washington. Peter has also attained a professional certification as a Federal Thrift Regulator, as well as a CPA license.
John joined the Bank in 1997 as a Capital Markets analyst/trader and was promoted to Treasury Operations Officer in 1998. In 2003, he was promoted to vice president. Prior to that, John served in the U.S. Army for nine years where, as an Army Ranger and Paratrooper, he performed in various positions of increasing responsibility, culminating as a unit commander in the 82nd Airborne Division. John earned his B.S. from the United States Military Academy at West Point, and his M.B.A. from the Columbia Business School.
I have always taken great pride in the tremendous in-house talent we have built at the Bank. Because of our deep talent pool, we were able to promote from within. It is because of this veteran talent that we have been able to continue to perform strongly, even in the most difficult operating environments.
Our current operating environment is one of change and opportunity. We are in a stage where policymakers are looking to reform and reshape our financial system. And while we must make sure that we are out there telling the positive story of community banks and the Federal Home Loan Bank System, we must also make sure we are looking for the opportunities that the changes to the economic landscape will bring. In this new landscape, I believe there will be tremendous opportunities for community lenders. Our message is simple, and a proven one: community lenders extend credit responsibly. We will continue to work closely with policymakers to let them know that the community bank model works. I urge you to tell your story of responsible lending. After all, we have a great story to tell — and if we don’t tell it, who will?
Sincerely,
Alfred A. DelliBovi
President
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York
Date: March 31, 2011	By:	/s/ Patrick A. Morgan
		Name:	Patrick A. Morgan
		Title:	Senior Vice President and Chief Financial Officer